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                                                                    EXHIBIT 10.1

December 30, 2005

Mr. Eugene P. Heytow
1400 Sixteenth Street
Oak Brook  IL  60523

         Re:  SUPPLEMENTAL PENSION BENEFIT AGREEMENT

Dear Gene:

This letter agreement ("Agreement") is to confirm our mutual understanding and agreement regarding changes to the supplemental pension payable to you under your Supplemental Pension Benefit Agreement, dated October 19, 1994, as amended (the "SPBA").

As you know, under that agreement you are entitled to an annual benefit of $78,000 ($6,500 per month) payable in the form of a life and 15-year certain annuity, payment of which is scheduled to commence in 2006. Notwithstanding that, First Oak Brook Bancshares, Inc. (the "Company") will pay or will cause to be paid to you a lump sum payment of $542,000 (less withholding, if applicable) on or about January 31, 2006, which payment shall be in full satisfaction of all of the Company's obligations under the SPBA and neither you nor the Company shall have any further rights or obligations under the SPBA and no further payments will be made with respect thereto.

You acknowledge that you have read this Agreement, and that you have executed this Agreement of your own free will and with full knowledge of its meaning and consequences.


This Agreement constitutes an amendment of the SPBA and represents the entire agreement between the Company and you with regard to the matters described herein, and shall not be modified or amended in any manner except by a supplemental written agreement signed by both you and the Company.

Please confirm that his Agreement correctly sets forth our mutual understanding and agreement with respect to the subject matter hereof by signing and dating the enclosed duplicate copy and returning it to me by December 31, 2005.

Very truly yours,

FIRST OAK BROOK BANCSHARES, INC.

/s/ ROSEMARIE BOUMAN
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Rosemarie Bouman
Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED:

December 30, 2005

/s/ EUGENE P. HEYTOW
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Eugene P. Heytow